Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement (No. 333-119338) on Form S-1 of Grant Park Futures Fund Limited Partnership of our report dated February 17, 2006 relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” in such Prospectus.

Chicago, Illinois

April 28, 2006

McGladrey & Pullen, LLP is a member firm of RSM International –

an affiliation of separate and independent legal entities.